Exhibit 32.2
Certification of Chief Financial Officer
Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with this quarterly report on Form 10-Q of Medtronic plc for the quarter ended July 26, 2024, the undersigned hereby certifies, in his capacity as Interim Chief Financial Officer of Medtronic plc, for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Medtronic plc.

August 27, 2024	/s/ Gary Corona
Gary Corona
Senior Vice President and
Interim Chief Financial Officer
(Principal Financial Officer)